CERTIFICATE OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HARBIN ELECTRIC, INC.,
a Nevada corporation

Pursuant to Chapter 78 of the Nevada Revised Statutes, the undersigned officer of Harbin Electric, Inc., a Nevada corporation (the “Corporation”), does hereby certify as follows:

This certificate below sets forth the text of the articles of incorporation as amended and restated in their entirety to this date.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HARBIN ELECTRIC, INC.,
a Nevada corporation

ARTICLE I

NAME

The name of the corporation is Harbin Electric, Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The Corporation’s registered agent for service of process is Paracorp Incorporated, having an address of 318 North Carson Street, #208, Carson City, Nevada 89701.

ARTICLE III

CAPITAL STOCK

The Corporation has authority to issue 1,000 total shares of common stock with no par value per share.

ARTICLE IV

BOARD OF DIRECTORS

The name and address of the Corporation’s director is the following: Tianfu Yang, No. 9, Hapingxilu Jizhongqu, Harbin 150060, People’s Republic of China.

Dated November 1, 2011

By:
Name:
Title: